3: Form 8-K

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 14, 2005
ATLANTIC CITY ELECTRIC COMPANY (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	001-03559 (Commission File Number)	21-0398280 (IRS Employer Identification No.)
800 King Street, P.O.Box 231, Wilmington, DE (Address of principal executive offices)		19899 (Zip Code)
Registrant's telephone number, including area code (302) 429-3018
Not Applicable (Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Atlantic City Electric Company Form 8-K
Item 1.01	Entry into a Material Definitive Agreement.

          On November 15, 2005, Pepco Holdings, Inc. ("Pepco Holdings"), the parent company of Atlantic City Electric Company ("ACE"), announced that ACE had reached an agreement to sell its interests in two jointly-owned fossil fuel-fired generating plants to Duquesne Light Holdings, Inc., together with related assets and properties, for aggregate cash consideration of $173.1 million, subject to adjustment based on, among other things, variances in the value of fuel and material inventories at the closing and certain capital expenditures. In addition, the purchase price will be increased by $32,877 for each day prior to September 1, 2006 that the closing occurs and decreased by $32,877 for each day after September 1, 2006 that the closing occurs. Net gains on the sale of these interests will be an offset to stranded costs.

As a result of the agreement, subject to satisfaction of certain conditions, ACE's interest in the following fossil fuel-fired generating plants will be sold:
•	2.47% interest in Keystone Station, a jointly-owned coal-fired generating plant located in Shelocta, Pennsylvania; and
•	3.83% interest in Conemaugh Station, a jointly-owned coal-fired generating plant located in New Florence, Pennsylvania.

          Consummation of the sale is subject to the satisfaction of certain conditions, including expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and receipt of other required regulatory approvals. The sale is expected to be completed during the second or third quarter of 2006. Under the terms of the agreement, either party may terminate the agreement if the closing does not occur on or before November 14, 2006 unless the failure to close is solely the result of either party's failure to obtain certain required regulatory approvals (Federal Energy Regulatory Commission, Pennsylvania Public Utility Commission, New Jersey Board of Public Utilities), in which event either party may terminate the sale only after an additional 180 days.

          The foregoing description of the sale contemplated by the Purchase and Sale Agreement, dated as of November 14, 2005, by and between ACE and Duquesne Light Holdings, Inc. does not purport to be complete and is qualified in its entirety by reference to the Purchase and Sale Agreement. The Purchase and Sale Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein.

          Other than in respect of the Purchase and Sale Agreement and as otherwise described above, there is no material relationship between ACE or its affiliates and Duquesne Light Holdings, Inc. or its affiliates.

Item 9.01	Financial Statements and Exhibits.
(c) Exhibits
The following exhibits are filed herewith:
	Exhibit No.	Description of Exhibit
	2.1	Purchase and Sale Agreement, dated as of November 14, 2005, by and between Atlantic City Electric Company and Duquesne Light Holdings, Inc..
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Atlantic City Electric Company Form 8-K
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
ATLANTIC CITY ELECTRIC COMPANY (Registrant)
Date November 16, 2005		/s/ JOSEPH M. RIGBY Name: Joseph M. Rigby Title: Chief Financial Officer
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